Exhibit 5

COUDERT BROTHERS                     NORTH AMERICA
ATTORNEYS AT LAW                     NEW YORK, WASHINGTON, SAN FRANCISCO
                                     LOS ANGELES, SAN JOSE, MONTREAL
                                     PALO ALTO

950 SEVENTEENTH STREET, SUITE 1800   EUROPE
DENVER, COLORADO 80202               PARIS, LONDON, BRUSSELS, MOSCOW,
                                     BERLIN, ST. PETERSBURG, FRANKFURT,
TEL: (303)607-0888                   ANTWERP, GHENT, MILAN, MUNICH
FAX: (303)607-1080
URL: http://www.coudert.com
                                     ASIA/PACIFIC
                                     HONG KONG, SINGAPORE, BEIJING,
                                     SYDNEY, TOKYO, BANGKOK, JAKARTA,
                                     ALMATY

                                     ASSOCIATED OFFICES
                                     BUDAPEST  NAGY ES TROCSANYI
                                        UGYVEDI IRODA
                                     MEXICO CITY  RIOS FERRER Y
                                        GUILLEN-LLARENA, S.C.
                                     PRAGUE  GIESE AND PARTNER
                                     STOCKHOLM  SCHURMANN & GRONBERG
August 21, 2001

Kestrel Energy, Inc.
999 18th Street, Suite 2490
Denver, Colorado 80202

     Re:  Kestrel Energy, Inc.
          Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as securities counsel for Kestrel Energy, Inc. (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, being filed with the Securities and Exchange Commission on August 21, 2001, to register 350,000 shares of the Company's common stock, no par value per share (the "Option Shares") issuable upon the exercise of options granted or to be granted pursuant to the Company's Stock Option Plan, as amended (the "Plan").

     In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Option Shares in accordance with the Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

     Based on the foregoing and in reliance thereon, it is our opinion that the Option Shares have been duly authorized and when the Option Shares are issued and sold in accordance with the Plan, the Option Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5 to the Registration Statement and further consent to the references to this firm in the Registration Statement.

                                 Very truly yours,

                                 COUDERT BROTHERS



                                 /s/Coudert Brothers